EXHIBIT 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

The undersigned executive officers of the Registrant hereby certify that this Annual Report on Form 10-K for the year ended March 31, 2012 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ John D. Doherty
John D. Doherty
Chairman and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Paul S. Feeley
Paul S. Feeley
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Date: June 18, 2012